                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                         UNISTAR FINANCIAL SERVICE CORP.

                                       AND

                          U. S. FIDELITY HOLDING CORP.

                                       AND

                             ROCKFORD PARTNERS, LTD.




                         DATED AS OF SEPTEMBER 14, 1998

                                TABLE OF CONTENTS


                                                    ARTICLE I.

DEFINITIONS
         1.01  Definitions......................................................................................  1


                                                    ARTICLE II.

BASIC TRANSACTION
         2.01     Purchase and Sale of USF Shares...............................................................  4


                                                   ARTICLE III.

CLOSING AND CLOSING DATE
         3.01     Closing.......................................................................................  4
         3.02     Closing Date..................................................................................  4
         3.03     Deliveries at the Closing.....................................................................  4


                                                    ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS
         4.01     Due Organization; Foreign Qualification.......................................................  5
         4.02     Due Authorization; Enforceability.............................................................  5
         4.03     Non-Contravention; Consents and Approvals.....................................................  5
         4.04     Capitalization; Rights, Warrants, Options.....................................................  6
         4.05     Financial Statements; Undisclosed Liabilities; Other Documents................................  6
         4.06     No Material Adverse Effects or Changes........................................................  7
         4.07     Title.........................................................................................  8
         4.08     Intellectual Property.........................................................................  8
         4.09     Employment Matters............................................................................. 8
         4.10     Tax Returns and Audits......................................................................... 8
         4.11     Litigation..................................................................................... 9
         4.12     Compliance with Applicable Laws................................................................ 9
         4.13     Contracts; No Defaults......................................................................... 9
         4.14     Fees of Brokers, Finders and Financial Advisors............................................... 10
         4.15     Books and Records............................................................................. 10
         4.16     Related Party Transactions.................................................................... 10
         4.17     Due Diligence................................................................................. 10
         4.18     Investment.................................................................................... 10
         4.19     General Representation and Warranty........................................................... 10

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
                                                    ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF UNISTAR
         5.01     Due Organization; Foreign Qualification....................................................... 11
         5.02     Due Authorization; Enforceability............................................................. 11
         5.03     Non-Contravention; Consents and Approvals..................................................... 11
         5.04     Capitalization................................................................................ 12
         5.05     Financial Statements.......................................................................... 12
         5.06     Commission Filings............................................................................ 12
         5.07     No Material Adverse Effects or Changes........................................................ 13
         5.08     Tax Returns and Audits........................................................................ 13
         5.09     Litigation.................................................................................... 13
         5.10     Compliance with Applicable Laws............................................................... 13
         5.11     Fees of Brokers, Finders and Investment Bankers............................................... 13
         5.12     General Representation of Warranty............................................................ 14


                                                    ARTICLE VI.

COVENANTS
         6.01     Implementing Agreement........................................................................ 14
         6.02     Access to Information and Facilities...........................................................14
         6.03     Confidentiality............................................................................... 14
         6.04     Preservation of Business...................................................................... 14
         6.05     Consents and Approvals........................................................................ 16
         6.06     Unistar Stockholder Approval.................................................................. 16
         6.07     Publicity..................................................................................... 16
         6.08     Fees and Expenses............................................................................. 16
         6.09     Periodic Reports.............................................................................. 16


                                                   ARTICLE VII.

CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER
         7.01     Actions or Proceedings........................................................................ 16
         7.02     Approval of Merger............................................................................ 16

                                                   ARTICLE VIII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF UNISTAR
         8.01     Warranties True as of Closing Date............................................................ 17
         8.02     Compliance With Agreements and Covenants...................................................... 17
         8.03     Sellers' Certificate.......................................................................... 17
         8.04     Consents and Approvals........................................................................ 17
         8.05     Good Standing Certificates.................................................................... 17
         8.06     Other Closing Documents....................................................................... 17




                                                    ARTICLE IX.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS
         9.01     Warranties True as of Closing Date.............................................................18
         9.02     Compliance with Agreements and Covenants......................................................18
         9.03     Unistar Certificate........................................................................... 18
         9.04     Secretary's Certificate....................................................................... 18
         9.05     Good Standing Certificate..................................................................... 18
         9.06     Consents and Approvals........................................................................ 18
         9.07     Other Closing Documents....................................................................... 18


                                                    ARTICLE X.

TERMINATION
         10.01    Termination................................................................................... 19
         10.02    Effect of Termination and Abandonment......................................................... 19


                                                    ARTICLE XI.


MISCELLANEOUS
         11.01  Amendment....................................................................................... 19
         11.02  No Survival of Representations, Warranties, Covenants and Agreements.............................19
         11.03  Notices......................................................................................... 20
         11.04  Waivers......................................................................................... 20
         11.05  Interpretation.................................................................................. 21
         11.06  Applicable Law.................................................................................. 21
         11.07  Assignment...................................................................................... 21
         11.08  No Third Party Beneficiaries.................................................................... 21

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
         11.09  Enforcement of the Agreement.................................................................... 21
         11.10  Further Assurances.............................................................................. 21
         11.11  Severability.................................................................................... 21
         11.12  Remedies Cumulative............................................................................. 21
         11.13  Entire Understanding............................................................................ 21
         11.14  Waiver of Jury Trial............................................................................ 21
         11.15  Counterparts.................................................................................... 22

                                LIST OF SCHEDULES
                                -----------------


Number                   Description
------                   -----------


4.01                     Due Organization; Foreign Qualification

4.03                     Non-Contravention; Consents and Approvals

4.04                     USF Options, Warrants, Rights, Convertible Securities

4.06                     No Material Adverse Effects or Changes

4.07                     Real Property Leases

4.08                     Intellectual Property

4.11                     Employment Matters

4.13                     Litigation

4.14                     Compliance with Applicable Laws

4.15                     Contracts; No Defaults

4.17                     Books and Records

4.18                     Related Party Transactions

5.07                     Unistar Contracts

                            STOCK PURCHASE AGREEMENT


                  AGREEMENT, dated as of September 14, 1998, by and among UNISTAR FINANCIAL SERVICE CORP., a Delaware corporation ("UNISTAR"), U. S. FIDELITY HOLDING CORP., a Texas corporation, ("USF") and ROCKFORD PARTNERS, LTD., incorporated in Tortola, British Virgin Islands, ("ROCKFORD"), the Seller.


                               W I T N E S E T H :


                  WHEREAS, the Seller owns all of the issued and outstanding capital stock of U. S. Fidelity Holding Corp., a Texas corporation ("USF");

                  WHEREAS, the Seller desires to sell its shares of USF capital stock (the "USF Shares") to Unistar, and Unistar desires to purchase their USF Shares, in exchange for shares of Unistar Common Stock, subject to a recapitalization of Unistar as provided for herein, all pursuant to approval by the stockholders of Unistar;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

                  1.01 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.01:

                  "Affiliates" shall mean the those subsidiaries of U.S. Fidelity Holding Corp. (U.S. Fidelity Insurance Services, Eagle Premium Finance Corp., Eagle Claims Corporation and 4635 Partners, Ltd.)

                  "Agreement" means this Stock Purchase Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "Unistar" has the meaning set forth in the caption to this Agreement.

                  "Unistar Common Stock" has the meaning set forth in Section
2.01 hereof.

                  "Unistar Material Adverse Effect" means an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of Unistar which is materially adverse to Unistar.

                  "Unistar Shares" has the meaning set forth in Section 2.01 hereof.

                  "Unistar Stockholders Meeting" has the meaning set forth in
Section 6.06 hereof.

                  "Closing" has the meaning set forth in Section 3.01 hereof.

                  "Closing Date" has the meaning set forth in Section 3.02 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Companies Permits" has the meaning set forth in Section 4.12 hereof.

                  "Companies" means USF and its subsidiaries.

                  "Contract" means any written or oral agreement, deed, contract, license, guaranty or other understanding of any nature to which an Entity is a party or by which its properties or assets are bound.

                  "Entity" means any corporation, general partnership, limited partnership, limited liability company, trust company, joint venture or other enterprise or association.

                  "ERISA" means the Employee Retirement Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means United States generally accepted accounting principles as in effect on the date of this Agreement.

                  "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "USF" has the meaning set forth in the first preamble to this Agreement.

                  "USF Financial Statements" has the meaning set forth in
Section 4.05(a) hereof.

                  "USF Interim Financials" has the meaning set forth in Section 4.05(b) hereof.

                  "USF Material Adverse Effect" means an effect on or circumstance involving the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of USF or its subsidiaries which is materially adverse to USF taken as a whole.

                  "USF Shares" has the meaning set forth in the second preamble to this Agreement.

                  "Intellectual Property" has the meaning set forth in Section
4.08 hereof.

                  "USF Affiliates" has the meaning set forth in Section 4.01 hereof.

                  "USF Affiliates Shares" has the meaning set forth in Section
4.04 hereof.

                  "Law" means any constitutional provision, statute, law, rule, regulation, decree, injunction, judgment, order or ruling of any Governmental Authority.

                  "Loss" means liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation).

                  "ROCKFORD" has the meaning set forth in the caption to this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC Documents" means the Caldera Form 10-KSB for the fiscal year ended December 31, 1997 and Form 10-QSB for the fiscal quarter ended June 30, 1998.

                  "Seller" has the meaning set forth in the caption to this Agreement.

                  "Taxes" means all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority, subdivision or agency thereof, including, but not limited to, any withholding, payroll, employment, custom, duty, sales, any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts.


                                   ARTICLE II.

                                BASIC TRANSACTION

                  2.01 Purchase and Sale of USF Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Unistar shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to Unistar, all right, title and interest in the USF Shares in exchange for 3,975,000 shares of Common Stock, $.01 par value (the "Unistar Common Stock") of Unistar (the "Unistar Shares").

                                  ARTICLE III.

                            CLOSING AND CLOSING DATE

                  3.01 Closing. Subject to the provisions of ARTICLE X hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the office of Unistar., at 4635 McEwen Drive, Dallas, Texas at 10:00 a.m. local time on the first business day after the satisfaction or waiver of all of the closing conditions set forth in Sections 7 and 8 hereof or at such other place or on such other date as Unistar and the Seller may agree.

                  3.02 Closing Date. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

                  3.03 Deliveries at the Closing. At the Closing, (a) the Seller will deliver to Unistar the various certificates, instruments and document referred to in ARTICLE VIII hereof, (b) Unistar will deliver to the Seller the various certificates, instruments and documents referred to in
ARTICLE IX hereof, (c) the Seller will deliver to Unistar stock certificates representing the USF Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) Unistar will deliver to the Seller stock certificates representing the Unistar Shares in the amounts as set forth on
Schedule 4.04 annexed hereto.


                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to Unistar as follows (with all representations and warranties being joint and several, except those in Sections 4.02, 4.03, 4.17 and 4.18 shall just be several):

                  4.01 Due Organization; Foreign Qualification. USF and its wholly-owned subsidiaries, U. S. Fidelity Insurance Services ("USFI"), Eagle Claims Corp. ("ECC"), Eagle Premium Finance Company ("EPF") and 4635 Partners, Ltd. (4635"), each is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as they are now being owned, leased, operated and conducted. The jurisdictions in which USFI, ECC EPF and 4635 are qualified to do business are set forth on Schedule 4.01. USF has no direct or indirect subsidiaries, either wholly or partially owned, other than USFI, ECC, EPF and 4635 and USFI, ECC, EPF and 4635 has no direct or indirect subsidiaries, either wholly or partially owned other than USFI which owns directly Great Southern General Agency, Inc., First Choice Underwriters, Inc., Peak Underwriters, Inc., and Advanced Underwriters, Inc. USF holds no voting or management interest in any Entity other than its subsidiaries.

                  4.02 Due Authorization; Enforceability. The Seller has full power and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.03 Non-Contravention; Consents and Approvals. (a) Except to the extent set forth on Schedule 4.03, the execution and delivery of this Agreement by the Seller does not, and the performance by the Seller of its respective obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of the Seller, USF or its subsidiaries, under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of USF or its subsidiaries , or (ii) (x) any Law of any Governmental Authority applicable to the Seller, USF or its subsidiaries, or any of their respective assets or properties (including the USF shares), or (y) any contract, agreement or commitment to which the Seller, USF or its subsidiaries or by which the Seller, USF or its subsidiaries or any of their respective assets or properties are bound is a party, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have an USF Material Adverse Effect or result in the inability of the Seller to consummate the transactions contemplated by this Agreement.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by the Seller, USF or its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

                  4.04 Capitalization; Rights, Warrants, Options. (a) The authorized capital stock of USF consists of 1,000,000 shares of Common Stock [and no shares of Preferred Stock]. On the date hereof, there are issued and outstanding 100,000 shares of USF Common Stock and [no shares of Preferred Stock]. All of the issued and outstanding USF Shares are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights. Schedule 4.04 is a true and complete list of each of the subsidiaries shareholder, which indicates as of the date hereof, the number of shares of USF Common Stock held by each such USF shareholder.

                  (b) There are no shares of USF Common Stock or other equity securities (whether or not such securities have voting rights) of USF issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating USF to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of USF. There are no outstanding contractual obligations of USF which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of any of the subsidiaries.

                  (c) The authorized capital stock of USFI consists of 100,000 shares of Common Stock, $1.00 par value, of which 5,000 shares (the "USFI Shares") are issued and outstanding, and owned of record and beneficially by USF. There are no shares of USFI Common Stock or other equity securities (whether or not such securities have voting rights) of USFI issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating USFI to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of USFI. There are no outstanding contractual obligations of USFI which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of USFI.

                  (d) The authorized capital stock of ECC consists of 100,000 shares of Common Stock, $0.01 par value, of which 1,000 shares (the "ECC Shares") are issued and outstanding, and owned of record and beneficially by USF. There are no shares of ECC Common Stock or other equity securities (whether or not such securities have voting rights) of ECC issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating ECC to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of ECC. There are no outstanding contractual obligations of ECC which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of ECC.

                  (e) The authorized capital stock of EPF consists of 100,000 shares of Common Stock, $0.01 par value, of which 1,000 shares (the "EPF Shares") are issued and outstanding, and owned of record and beneficially by USF. There are no shares of EPF Common Stock or other equity securities (whether or not such securities have voting rights) of EPF issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating EPF to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of EPF. There are no outstanding contractual obligations of USF which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of EPF.

                  4.05 Financial Statements; Undisclosed Liabilities; Other Documents. (a) For purposes of this Agreement, "USF Financial Statements" shall mean the audited consolidated financial statements of USF for the years ended December 31, 1997 and 1996 (the "Audited USF Financial Statements") and unaudited consolidated financial statements of USF for the quarters ended June 30, 1998 and 1997 (the "Unaudited USF Financial Statements") (including all notes thereto), consisting of the balance sheets at such dates and the related statements of income, shareholders' equity and cash flows for the periods then ended. The USF Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and present fairly the financial position of the Companies as at the dates thereof and the results of operations and cash flows of the Companies for the period covered thereby (subject, in case of the Unaudited USF Financial Statements, to normal, recurring year-end audit adjustments), and are substantially in accordance with the financial books and records of USF and its affiliates.

                  (b) Neither USF nor its affiliates has any liabilities or obligations of any nature, whether accrued, absolute, contingent, determined, determinable or otherwise, which individually or in the aggregate, nor any existing condition, situation or set of circumstances which, could be reasonably expected to have a USF Material Adverse Effect except (i) as set forth on or reflected in the USF Financial Statements as of and for the period ended June 30, 1998 (the "USF Interim Financials") or (ii) liabilities and obligations incurred by the Companies since June 30, 1998 in the ordinary and usual course of their business.

                  4.06 No Material Adverse Effects or Changes. Except as contemplated by this Agreement, since June 30, 1998, neither USF nor its affiliates has suffered any damage, destruction or Loss to any of its respective assets or properties (whether or not covered by insurance) which is having or could reasonably be expected to have a USF Material Adverse Effect. Except as disclosed in the Interim Financials or on Schedule 4.06 since June 30, 1998, USF has not nor has permitted or caused its affiliates to have:

                  (a) declared, set aside or paid any dividend or other distribution in respect of its capital stock;

                  (b) made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or made any payment to any of its shareholders (in their capacity as shareholders);

                  (c) made any amendment to any material term of any of its outstanding securities;

                  (d) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock;

                  (e) incurred any debt, guaranteed any indebtedness or forgiven any material or guaranteed any indebtedness, or mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction, any of its material properties or assets except in the ordinary and usual course of its business and consistent with past practice;

                  (f) had any change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP; or

                  (g) made any arrangement, agreement or undertaking to do any of the foregoing.

                  4.07  Title

                  (a) Personal Property. Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business since June 30, 1998, USF has good, valid, marketable, legal and beneficial title to all of the properties and assets reflected in the Interim Financials, free and clear of all liens, security interests, mortgages, pledges, restrictions, or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity to acquire any interest in all, or any part of such properties and assets.

                  (b) Real Property Leases. Schedule 4.07 sets forth a complete and correct list of all real property leases to which USF or its affiliates is a party, whether as lessor or lessee. All leases listed on such Schedule are valid and subsisting and in full force and effect, and all rent and other payments now due have been paid. USF or its affiliates enjoys and is in peaceful and undisturbed possession under each lease so listed in which it is a lessee. Neither of the Companies has received any notice of, and to the knowledge of the Sellers, there does not exist, any event of default or event, occurrence or act which, with the giving of notice or the lapse of time or both, would become a default under any such lease and, neither of the Companies has violated any of the terms or conditions under any such lease in any material respect.

                  4.08 Intellectual Property. Schedule 4.08 sets forth a complete and correct list of all of the trademarks, trade names, service marks, and patents, material to the Companies (including any registrations of or pending applications for any of the foregoing) ("Intellectual Property") used by the Companies in the conduct of their business. All of such Intellectual Property is owned by the Companies free and clear of all liens, and is not subject to any license, royalty or other agreement. None of such Intellectual Property has been or is the subject of any pending or, to the Seller's knowledge, threatened litigation or claim of infringement. No license or royalty agreement to which either of the Companies is a party is in breach or default by any party thereto except where such breach or default would not have a USF Material Adverse Effect or is the subject of any notice of termination given or, to the Sellers' knowledge, threatened.

                  4.09 Employment Matters. Schedule 4.11 sets forth a complete and correct list of all full-time and part-time employees of the Companies, including the position, salary, date of hire and any arrangements with such employees, written or oral. Except to the extent set forth on Schedule 4.11, neither of the Companies maintains any employee benefit plan of any kind for any of its directors, officers, consultants, employees or former employees, whether or not such plan subject to ERISA.

                  4.10 Tax Returns and Audits. Each of the Companies has duly filed all federal, state, local and foreign tax returns, reports and forms required to be filed by it, and has duly paid (except for Taxes being contested in good faith) or made adequate provisions of its books in accordance with GAAP for the payment of all Taxes which have been incurred or are due and payable, and it will on or before the Closing make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Closing Date for which no return is required to be filed prior to the Closing Date. The federal and state income tax returns of the Companies have never been examined by the Internal Revenue Service or state taxing authority, respectively, nor has either of the Companies granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. The Seller is not aware of any basis for the assertion of any deficiency against either of the Companies for Taxes, which, if adversely determined, would have a USF Material Adverse Effect.

                  4.11 Litigation. Except as set forth on Schedule 4.13, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Sellers' knowledge, threatened against or affecting either of the Companies any of its respective officers or directors in their capacity as such, or any of its respective property or business. Neither of the Companies is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, other than orders of general applicability.

                  4.12 Compliance with Applicable Laws

                  (a) Schedule 4.14 sets forth a complete and correct list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities which either of the Companies holds which are required in the operation of its business (the "Companies Permits"). The Companies are in compliance with the terms of the Companies Permits, except where the failure so to comply would not have an USF Material Adverse Effect. To the knowledge of the Sellers, neither of the Companies is in violation of any law, ordinance or regulation of any Governmental Authority, including insurance and labor laws and regulations, except for possible violations (excluding violations under the relevant insurance laws) which individually and in the aggregate do not, and, insofar as reasonably can be foreseen the Seller, will not in the future have an USF Material Adverse Effect. Each of the Companies has conducted and now is conducting its business and operation in compliance with all applicable domestic and foreign laws, rules, regulations, judgments and court or administrative orders, permits and approvals (including, without limitation, state insurance departments).

                  4.13 Contracts; No Defaults. Schedule 4.15 sets forth a complete and correct list of all Contracts to which either of the Companies is a party or by which it or any of its assets or properties is bound and which provide for payment(s) or services of not less than $25,000. Neither of the Companies nor, to the knowledge of the Seller, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred or by reason of the transactions contemplated herein, would occur which, with notice or lapse of time or both, could be reasonably expected to result in a default under, any Contract to which either of the Companies is a party or by which it or any of its assets or properties is bound. Neither of the Companies is required to give any notice to any party subject to any of the Contracts regarding this Agreement or the transactions contemplated hereby.

                  4.14 Fees of Brokers, Finders and Financial Advisors. Neither the Seller nor either of the Companies has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  4.15 Books and Records. Each of the Companies has maintained and preserved complete and accurate books and records for its material transactions. The minute books of the Companies include complete and correct minutes of all meetings of its directors, committees and shareholders. USF and its affiliates Certificates of Incorporation and By-laws previously delivered to Unistar are current and complete. At the Closing Date, all of those books and records will be in the possession of USF. Schedule 4.17 sets forth a complete and correct list of (i) all officers and directors of USFI, ECC, EPF and 4635 and (ii) the name and address of each bank, trust company or other financial institution in which USF or its affiliates has an account and the names of all persons authorized to draw thereon as well as all powers of attorney granted by USF or its affiliate.

                  4.16 Related Party Transactions. Schedule 4.18 sets forth a complete and correct list of all transactions, loans, claims, or agreements between or involving either of the Companies and an officer, director, employee, consultant or stockholder of either of the Companies (or an affiliate of any such Person) since June 30, 1998 (excluding employment agreements included on another Schedule to this Agreement and benefits given to all employees of the Companies). All transactions and agreements listed on Schedule 4.18 were on terms to the Companies no less favorable than what they would have had with unrelated third parties.

                  4.17 Due Diligence. The Seller has undertaken all due diligence of Unistar regarding the business and corporate affairs of Unistar which he or she believes is appropriate for this transaction, including review of the Unistar SEC Filings. In evaluating the suitability of the transaction contemplated by this Agreement, the Seller has not relied upon any representations or other information (whether verbal or written), other than as contained in this Agreement or in any documents or written responses to questions furnished to the Seller by Unistar.

                  4.18 Investment. The Seller is acquiring its portion of the Unistar Shares for its own account, and not with a view to distribution thereof. Seller is aware that the Unistar Shares will not be registered under the Securities Act, is an "accredited investor," as such term is defined in Regulation D of the Securities Act and aware of the restrictions under the Securities Act of the sale or other transfer of the Unistar Shares.

                  4.19 General Representation and Warranty. Neither this Agreement nor any schedule attached hereto or other documents and written information furnished by or on behalf of the Seller regarding the Seller or the Companies to Unistar in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE I.

                    REPRESENTATIONS AND WARRANTIES OF UNISTAR

                  Unistar hereby represents and warrants to the Seller as follows:

                  5.01 Due Organization; Foreign Qualification. Unistar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Unistar is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such qualification.

                  5.02 Due Authorization; Enforceability. Unistar has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Unistar of this Agreement has been duly and validly authorized and approved by the Board of Directors of Unistar, and no other actions or proceedings on the part of Unistar are necessary to authorize this Agreement other than approval of the Unistar Stockholders as set forth in Section 6.06 hereof. Subject to obtaining the necessary approval of the Unistar Stockholders, this Agreement constitutes legal, valid and binding obligations of Unistar, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.03 Non-Contravention; Consents and Approvals. (a) The execution and delivery of this Agreement by Unistar does not, and the performance by Unistar of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien upon any of the assets or properties of Unistar under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws Unistar, or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any Laws of any Governmental Authority, or (y) any contract, agreement or commitment to which Unistar is a party or by which Unistar or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens which would not have a Unistar Material Adverse Effect or result in the inability of Unistar to consummate the transactions contemplated by this Agreement.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required by Unistar in connection with the execution and delivery of this Agreement or the consummation by Unistar of the transactions contemplated hereby, the failure to obtain which would have a Unistar Material Adverse Effect or result in the inability of

Unistar to consummate the transactions contemplated hereby, except for the filing of a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware.

                  5.04 Capitalization. (a) The authorized capital stock of Unistar consists of 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which is issued or outstanding, and 50,000,000 shares of Common Stock, $.01 par value per share, of which 20,000,000 shares are issued and outstanding. All of the issued and outstanding shares of Unistar Common Stock are, and the Unistar Shares to be issued to the Sellers will be, validly issued, fully paid and non-assessable and the issuances of the Unistar Shares will not be subject to preemptive rights.

                  (b) Except for the outstanding shares of Unistar Common Stock and the Unistar Shares to be issued pursuant to this Agreement, there are no other equity securities (whether or not such securities have voting rights) of Unistar issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Unistar to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Unistar. There are no outstanding contractual obligations of Unistar which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Unistar other than the Unistar Shares.

                  5.05 Financial Statements. (a) For purposes of this Agreement, "Unistar Financial Statements" shall mean the audited financial statements of Unistar for the years ended December 31, 1996 and 1997 and the unaudited financial statements of Unistar for the quarter ended June 30, 1998 (including all notes thereto) which are included in the SEC Documents consisting of the balance sheets at such dates and the related statements of operations, stockholders' equity and cash flows for the periods then ended. The Unistar Financial Statements have been prepared in accordance with GAAP consistently applied (except as may be indicated therein or the notes thereto) and present fairly the financial position of Unistar as at the dates thereof and the results of operations and cash flows of Unistar for the periods covered thereby (subject, in case of the unaudited financial statements to, normal, recurring year-end audit adjustments), and are substantially in accordance with the financial books and records of Unistar.

                  (b) There are no liabilities of Unistar of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability other than (i) liabilities reflected or reserved against in the Unistar Financial Statements,
(ii) liabilities incurred after June 30, 1998 in the ordinary course of business consistent with past practice, which individually or in the aggregate, would not have a Unistar Material Adverse Effect, and (iii) liabilities under this Agreement or disclosed pursuant to this Agreement.

                  5.06 Commission Filings. Unistar is subject to filing periodic reports with the Commission pursuant to Section 15(d) of the Exchange Act. Since January 1, 1996 Unistar has filed all forms, reports and other documents that it was required to file with the Commission pursuant to Section 15(d) of the Exchange Act, all of which complied when filed, in all material respects, with all applicable requirements of the Exchange Act. Unistar has heretofore delivered to the Seller complete and correct copies of the SEC Documents.

                  5.07 No Material Adverse Effects or Changes. Except as set forth in the SEC Documents, since June 30, 1998, Unistar has had no significant operations or business activities. Except as disclosed in the SEC Documents, or as contemplated by this Agreement, since June 30, 1998 Unistar has not suffered any material adverse change involving its business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) which would have a Unistar Material Adverse Effect. Unistar is not a party to any Contract, except to the extent set forth on Schedule 5.07.

                  5.08 Tax Returns and Audits. Unistar has duly filed all federal, state, local and foreign tax returns, reports and forms required to be filed by it, except where the failure to so file would not have a Unistar Material Adverse Effect. Unistar has duly paid (except for Taxes being contested in good faith) or made adequate provisions on their books in accordance with GAAP for the payment of all Taxes which have accrued or are due and payable, and Unistar will on or before the Closing Date make adequate provision on its books in accordance with GAAP for all Taxes payable for any period through the Closing Date for which no return is required to be filed prior to such date. Since January 1, 1996, the federal and state income tax returns of Unistar have not been examined by the Internal Revenue Service or state taxing authority, respectively, nor has Unistar granted or given any extensions or waivers of the statute of limitations with respect to any such federal and state income tax returns. Unistar is not aware of any basis for the assertion of any deficiency against Unistar for Taxes, which, if adversely determined, would have a Unistar Material Adverse Effect.

                  5.09 Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Unistar's knowledge, threatened against or affecting Unistar or any of its officers or directors in their capacity as such, or any of its respective properties or businesses. Unistar is not subject to any Law with any Governmental Authority, other than orders of general applicability. There are no pending or, to Unistar's knowledge, threatened claims against any director, officer, employee or agent of Unistar or any other Person which could give rise to any claim for indemnification against Unistar.

                  5.10 Compliance with Applicable Laws. To Unistar's knowledge, Unistar is not in violation of any Law of any Governmental Authority, except for possible violations which individually and in the aggregate do not, and, insofar as reasonably can be foreseen by Unistar, will not in the future have a Unistar Material Adverse Effect.

                  5.11 Fees of Brokers, Finders and Investment Bankers. Neither Unistar nor any officer, director, or employee of Unistar has employed any broker, finder or investment banker or incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                  5.12 General Representation of Warranty. Neither this Agreement nor any schedule attached hereto or other documents and written information furnished by Unistar to the Seller in connection with this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VI.

                                    COVENANTS

                  6.01 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

                  6.02 Access to Information and Facilities. From and after the date of this Agreement, the Seller shall cause Unistar and its representatives to obtain access during normal business hours and upon reasonable notice to all of the facilities, properties, books, Contracts and records of the Companies, shall cause officers and employees of the Companies to be available to Unistar or its representatives, and shall furnish with any and all information concerning the Companies, which Unistar or its representatives reasonably request. Unistar shall provide to the Sellers access to information regarding Unistar similar to that which is to be afforded to Unistar in this Section.

                  6.03 Confidentiality. Except as otherwise required by Law or in the performance of obligations under this Agreement, any nonpublic information received by a party or its advisors, agents or representatives from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information which: (a) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement; (b) was in the lawful possession of a party prior to its receipt from the other party; or (c) becomes available to a party on a non-confidential basis from a source other than a party to this Agreement, provided such source is not known to be in violation of a confidentiality agreement. Upon termination of this Agreement without consummation of the transactions contemplated herein, each party shall, upon request, promptly return or destroy any confidential information received from the other party. The covenants of the parties contained in this Section 6.03 shall survive any termination of this Agreement but shall terminate at the Closing, if it occurs.

                  6.04 Preservation of Business. (a) From the date of this Agreement until the Closing Date, the Companies and Unistar shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) with respect to the Companies, preserve the good will and advantageous relationships with customers, suppliers, independent contractors, agents, employees and other persons material to the operation of their respective business, and (c) not permit any action or omission which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached in any material respect.

                  (b) The Seller further covenants that prior to the Closing, neither of the Companies shall, without the prior written consent of Unistar (which shall not be unreasonably withheld):

                           (i) take any action, incur any obligation or enter into or authorize any contract or transaction other than in the ordinary course of business;

                           (ii) make any changes in its accounting systems, policies, principles or practices except as may be required by applicable law or GAAP;

                           (iii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

                           (iv) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

                           (v) make any borrowings, incur any debt (other than trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person in an aggregate principal amount exceeding $25,000, or make any unscheduled payment or repayment of principal in respect of any long term debt.

                           (vi) make any new loans, advances or capital contributions to, or new investments in, any other person, other than in connection with travel and expense reimbursement of employees in the ordinary course of business;

                           (vii) enter into, adopt, amend in any material respect or terminate any contract, agreement, lease, commitment or arrangement;

                           (viii) acquire, lease or encumber any assets outside the ordinary course of business; or

                           (ix) enter into any agreement, understanding or commitment with respect to any of the foregoing actions.

                  6.05 Consents and Approvals. Subject to the terms and conditions provided herein, each of the parties hereto shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. As soon as practicable after the date hereof, each of the parties hereto shall make all filings, applications, statements and reports to all Governmental Authorities and other Entities which are required to be made prior to the Closing Date pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

                  6.06 Unistar Stockholder Approval. As soon as practicable after the date hereof, Unistar will obtain approval of this agreement by a majority (51%) or more of its' shareholders.

                  6.07 Publicity. Prior to issuing any public announcement or statement with respect to the entry into this Agreement or the transactions contemplated hereby and prior to making any filing with Governmental Authority, Unistar and the Seller will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing.

                  6.08 Fees and Expenses. The Seller shall cause the Companies to pay all fees and expenses of the Companies and of Unistar incurred in connection with the transactions contemplated herein, including, but not limited to, filing, printing, due diligence expenses, mailing, transfer agent, attorneys and accounting fees.

                  6.09 Periodic Reports. Until the Closing Date, Unistar shall furnish to the Seller all filings made by Unistar with the Commission and shall solicit comments with respect thereto, in each case at least two business days (or as soon prior thereto as is practicable) prior to the time of such filings and the time of such mailings of reports which refer to the Companies or this Agreement.


                                  ARTICLE VII.

             CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER

                  The respective obligations of each party to consummate the purchase and sale of the USF Shares are subject to the fulfillment at or before the Closing of each of the following conditions:

                  7.01 Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the purchase and sale of the USF Shares shall have been issued and shall be continuing in effect, and the transactions contemplated herein shall not be prohibited under any applicable federal or state law or regulation.

                  7.02 Approval of Merger. The Unistar stockholders shall have approved this Agreement and the other items specified in Section 6.06 hereof at the Unistar Stockholders Meeting.

                                  ARTICLE VIII.

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                   OF UNISTAR

                  The obligations of Unistar to consummate the transactions contemplated herein are subject to the fulfillment at or before the Closing of each of the following conditions:

                  8.01 Warranties True as of Closing Date. The representations and warranties of the Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                  8.02 Compliance With Agreements and Covenants. The Seller and the Companies shall have performed and complied with in all material respects all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

                  8.03 Seller's Certificate. The Seller and the Chief
Executive Officer of the Companies each shall have delivered to Unistar a certificate, dated the Closing Date, certifying that each of the conditions specified in Section 8.01 and Section 8.02 hereof are satisfied in all respects.

                  8.04 Consents and Approvals. Unistar shall have received written evidence reasonably satisfactory to it that all consents and approvals required on behalf of the Seller and the Companies for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

                  8.05 Good Standing Certificates. The Seller shall have delivered to Unistar at the Closing certificates of good standing and tax status from the State of Texas, as to USF and its affiliates, which certificates shall be dated a date not more than five (5) business days prior to the Closing Date.

                  8.06 Other Closing Documents. Unistar shall have received such other agreements and instruments as Unistar shall reasonably request, in each case in form and substance reasonably satisfactory to Unistar.

                                   ARTICLE IX.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

                  The obligations of the Seller to consummate the transaction are subject to the satisfaction or waiver by Unistar of the following conditions precedent on or before the Closing:

                  9.01 Warranties True as of Closing Date. The representations and warranties of Unistar contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Unistar on and as of the Closing Date.

                  9.02 Compliance with Agreements and Covenants. Unistar shall have performed and complied with in all material respects all of its covenants, obligations and agreements contained in this Agreement, to be performed and complied with by it on or prior to the Closing Date.

                  9.03 Unistar Certificate. An executive officer of Unistar shall have delivered to the Seller a certificate, dated the Closing Date, certifying that each of the conditions specified in Section 9.01 and Section
9.02 hereof are satisfied in all respects.

                  9.04 Secretary's Certificate. Unistar shall have delivered to the Seller a certificate of the duly authorized Secretary of Unistar, dated the Closing Date, certifying resolutions of the Unistar Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement, and the other transactions on behalf of Unistar, as contemplated herein.

                  9.05 Good Standing Certificate. Unistar shall have delivered to the Seller at the Closing (a) a certificate of good standing from the State of Delaware as to Unistar, (b) a certified Certificate of Amendment to its Certificate of Incorporation setting forth the amendments adopted at the Unistar Stockholders Meeting, which certificates shall be dated a date not more than five business days prior to the Closing Date.

                  9.06 Consents and Approvals. The Seller shall have received written evidence reasonably satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby by Unistar have been obtained, and all required filings have been made.

                  9.07 Other Closing Documents. The Seller shall have received such other agreements and instruments as the Sellers shall reasonably request, in each case in form and substance reasonably satisfactory to the Seller.

                                   ARTICLE X.

                                   TERMINATION

                  10.01 Termination. This Agreement may be terminated and the purchase and sale of the USF Shares may be abandoned at any time prior to the Closing Date, whether before or after approval at the Unistar Stockholders
Meeting:

                  (a) by mutual written consent of the Seller and the Board of Directors of Unistar;

                  (b) by either Unistar or the Seller, by written notice to the other, if (i) the Closing Date shall not have occurred on or before November 15, 1998 or (ii) any Governmental Authority shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the sale of the USF Shares and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement (X) under clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (Y) under clause (ii) shall not be available to any party unless such party shall have used all reasonable efforts to remove such order, judgment or decree.

                  10.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the purchase and sale of the USF Shares pursuant to this ARTICLE X, no party hereto (or any of its directors, officers or stockholders) shall have any liability or further obligation to any other party to this Agreement other than the obligations of Section 6.03 hereof, except that nothing herein shall relieve any party from liability for any willful breach of this Agreement.



                                   ARTICLE XI.

                                 MISCELLANEOUS

                  11.01 Amendment. This Agreement may be amended, modified, supplemented or terminated (in accordance with Article X), but only by a writing executed by Unistar and the Seller.

                  11.02 No Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered in connection herewith shall survive the Closing.

                  11.03 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, facsimile or other wire transmission or
(iii) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                  (a)   If to the Seller:

                        Rockford Partners, Ltd.
                        P.O. Box HM 2257
                        Hamilton M JX, Bermuda
                        Attn: Deborah L. Patterson, Authorized Representative Facsimile No. (441) 292-1373


                        with a copy to:


                  (b)   If to Unistar:

                        Unistar Financial Service Corp.
                        4635 McEwen Road
                        Dallas, Texas 75244
                        Attention:  Marc A. Sparks, Chairman
                        Facsimile No:  (972) 702-0800

                        with a copy to:

                        Vinson & Elkins, L.L.P.
                        2001 Ross Avenue, Suite 3700
                        Dallas, Texas 75201
                        Attention:  Rodney D. Moore, Jr.
                        Facsimile No.:  (214) 999-7781

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                  11.04 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                  11.05 Interpretation. The headings preceding the text of ARTICLES and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.

                  11.06 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

                  11.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of the other parties hereto.

                  11.08 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, and their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                  11.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                  11.10 Further Assurances. Upon the request of Unistar, the Seller will on and after the Closing Date execute and deliver to Unistar such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

                  11.11 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  11.12 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                  11.13 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, arrangements and understandings among the parties hereto, including the Letter of Intent, dated August 18, 1998.

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

                  11.14 Waiver of Jury Trial. Each party hereto waives the right to a trial by jury in any dispute in connection with the transactions contemplated by this Agreement, and agrees to take any and all action necessary or appropriate to effect such waiver.

                  11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                       UNISTAR FINANCIAL SERVICE CORP.



                                       By: /s/ MARC A. SPARKS
                                           ------------------------------------
                                           Marc A. Sparks



                                       U.S. FIDELITY HOLDING CORP.



                                       By: /s/ F. JEFFREY NELSON
                                           ------------------------------------
                                           F. Jeffrey Nelson



                                       ROCKFORD PARTNERS, LTD.



                                       By: /s/ DEBORAH L. PATTERSON
                                           ------------------------------------
                                           Deborah L. Patterson








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